Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 9H (California, North Carolina, Pennsylvania and Virginia Trusts):

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-42074 of our opinion dated October 14, 1995 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
November 15, 1995